Exhibit  21

FEDEX CORPORATION

Jurisdiction of
Organization or Registration

1.	Federal Express Corporation					Delaware
	I.	Federal Express Aviation Services International, Ltd.				Delaware
	II.	Federal Express Canada Ltd.				Canada
	III.	Federal Express (India) Pvt. Ltd.				India
	IV.	Federal Express International, Inc.				Delaware
		A.	Dencom Investments Limited			Northern Ireland
			1.	Dencom Freight Holdings Limited		Northern Ireland
				a.	F.E.D.S. (Ireland) Limited	Ireland
				b.	Federal Express (N.I.) Limited	Northern Ireland
				c.	Fedex (Ireland) Limited	Ireland
		B.	Federal Express (Australia) Pty Ltd.			Australia
		C.	Federal Express Czech s.r.o.			Czech Republic
		D.	Federal Express Europe, Inc.			Delaware
			1.	Federal Express (Austria) GmbH		Austria
			2.	Federal Express Corporation Finland Oy		Finland
			3.	Federal Express Europe, Inc. & Co., V.O.F./S.N.C.		Belgium
			4.	Federal Express European Services, Inc.		Delaware
			5.	Federal Express Poland Sp.zo.o.		Poland
			6.	FedEx Supply Chain Services Europe B.V.		Netherlands
				a.	FedEx Supply Chain Services Belgium B.V.B.A.	Belgium
				b.	FedEx Supply Chain Services Germany GmbH	Germany
				c.	FedEx Supply Chain Services Ireland Limited	Ireland
				d.	FedEx Supply Chain Services Netherlands B.V.	Netherlands
				e.	FedEx Supply Chain Services UK Limited	United Kingdom
			7.	Federal Express (U.K.) Pension Trustees Ltd.		United Kingdom
		E.	Federal Express Europlex, Inc.			Delaware
		F.	Federal Express Finance P.L.C.			United Kingdom
		G.	Federal Express Holdings S.A.			Delaware
			1.	Federal Express (Antigua) Limited		Antigua
			2.	Federal Express (Antilles Francaises) S.A.R.L.		French West Indies
			3.	Federal Express (Barbados) Limited		Barbados
			4.	Federal Express (Bermuda) Limited		Bermuda
			5.	Federal Express Cayman Limited		Cayman Islands
			6.	Federal Express Costa Rica, Limitada		Costa Rica
			7.	Federal Express (Dominicana) S.A.		Dominican Republic
			8.	Federal Express Entregas Rapidas, Ltd.		Brazil
			9.	Federal Express (Grenada) Limited		Grenada
			10.	Federal Express (Haiti) S.A.		Haiti
			11.	Federal Express Holdings (Mexico) y Compania S.N.C. de C.V.		Mexico
			12.	Federal Express (Jamaica) Limited		Jamaica
			13.	Federal Express (St. Kitts) Limited		St. Kitts
			14.	Federal Express (St. Lucia) Limited		St. Lucia
			15.	Federal Express (St. Maarten) N.V.		Netherland Antilles
				a.	Federal Express (Aruba) N.V.	Netherland Antilles
			16.	Federal Express (Turks & Caicos) Limited		Turks & Caicos Islands
			17.	Federal Express Virgin Islands, Inc.		U.S. Virgin Islands
			18.	FedEx (Bahamas) Limited		Bahamas
			19.	FedEx Transportes Expresos (Guatemala), Limitada		Guatemala
		H.	Federal Express International (France) SNC			France

		I.	Federal Express International Limited		United Kingdom
		J.	Federal Express International y Compania S.N.C. de C.V.		Mexico
		K.	Federal Express Italy Inc.		Delaware
		L.	Federal Express Japan K.K.		Japan
		M.	Federal Express Korea Co., Ltd.		Korea
		N.	Federal Express Luxembourg, Inc.		Delaware
		O.	Federal Express Pacific, Inc.		Delaware
			1.	Federal Express (Hong Kong) Limited	Hong Kong
			2.	Federal Express Management Consulting (Shanghai) Co., Ltd.	Peoples Republic of China
			3.	Federal Express Services (M) Sdn. Bhd.	Malaysia
			4.	Udara Express Courier Services Sdn. Bhd.	Malaysia
		P.	Federal Express (Singapore) Pte. Ltd.		Singapore
		Q.	Federal Express (Thailand) Limited		Thailand
		R.	Fedex (N. I.) Limited		Northern Ireland
		S.	FedEx Supply Chain Services International, Inc.		Delaware
		T.	FedEx Supply Chain Solutions (Logistica) DO Brasil LTDA		Brazil
		U.	Winchmore Developments Ltd.		England
	V.	Federal Express Leasing Corporation			Delaware
	VI.	FEDEX Customs Brokerage Corporation			Delaware
	VII.	FedEx Partners, Inc.			Delaware
	VIII.	FedEx Spain, S.L.			Spain
	IX.	Flying Tigers Limited			New Zealand
	X.	Tiger International Insurance Limited			Cayman Islands
2.	Caliber System (Canada), Inc.				Canada
3.	CEDC, Inc.				Delaware
4.	FedEx Corporate Services, Inc.				Delaware
	I.	FedEx Customer Information Services, Inc.			Delaware
	II.	FedEx Global Supply Chain Services, Inc.			Delaware
		A.	FedEx Supply Chain Services, Inc.		Ohio
			1.	FedEx Supply Chain Services (Canada), Ltd.	Ontario
			2.	Caliber Logistics de Mexico, S.A. de C.V.	Mexico
			3.	Caliber Logistics Healthcare, Inc.	Ohio
	III.	FedEx Internet Technologies Corporation			Delaware
5.	FedEx Custom Critical, Inc.				Ohio
	I.	AutoQuik, Inc.			Delaware
	II.	FedEx Custom Critical GmbH			Germany
	III.	FedEx Custom Critical Passport Auto Transport, Inc.			Delaware
		A.	FedEx Custom Critical AutoTrans, Inc.		Delaware
	IV.	Third Party Services, Inc.			Delaware
	V.	Transportation Technologies, Inc.			Ohio
	VI.	UrgentFreight, Inc.			Delaware
6.	FedEx Freight Corporation				Delaware
	I.	Caribbean Transportation Services, Inc.			Delaware
	II.	FedEx Freight West, Inc.			California
		A.	Bay Cities Diesel Engine Rebuilders Inc.		California
		B.	Viking de Mexico, S.A. de C.V.		Mexico
	III.	FedEx Freight East, Inc.			Arkansas
		A.	American Freightways, Inc.		Arkansas
		B.	FedEx Freight de Mexico, S. de R.L. de C.V.		Mexico
		C.	FXF Logistica de Mexico, S. de R.L. de C.V.		Mexico
		D.	Razorback Servicios de Mexico, S. de R.L. de C.V.		Mexico
	IV.	FedEx Freight System, Inc.			Delaware
	V.	FedEx National LTL, Inc.			Delaware
	VI.	FedEx Freight Canada Holding Company, Inc.			Delaware
		A.	FedEx Freight Canada, Corp.		Nova Scotia

7.	FedEx Global Logistics, Inc.			Delaware
8.	FedEx Ground Package System, Inc.			Delaware
	I.	FedEx Ground Package System, Ltd.		Wyoming
	II.	FedEx SmartPost, Inc.		Delaware
	III.	RPS de Mexico, S.A. de C.V.		Mexico
	IV.	RPS Urban Renewal Corporation		New Jersey
9.	FedEx Trade Networks, Inc.			Delaware
	I.	FedEx Trade Networks Trade Services, Inc.		Delaware
		A.	World Tariff, Limited	California
	II.	FedEx Trade Networks Transport & Brokerage, Inc.		New York
		A.	FedEx Trade Networks Transport & Brokerage (Canada), Inc.	Canada
		B.	FedEx Trade Networks Transport & Brokerage (Hong Kong), Inc.	Delaware
10.	Roadway Global Air, Inc.			Delaware
	I.	Roadway Global Air International, Inc.		Delaware
11.	FedEx Kinko’s Office and Print Services, Inc.			Delaware
	I.	Kinko’s Network, Inc.		Delaware
	II.	FedEx Kinko’s International, Inc.		Delaware
		A.	Kinko’s Company (Shanghai) Ltd.	People’s Republic of China
		B.	Kinko’s Netherlands, Inc.	Delaware
		1.	FedEx Kinko’s Nederland B.V.	Netherlands
		2.	Kinko’s Amsterdam One	Netherlands
		3.	Kinko’s Nederland VOF	Netherlands
		C.	Kinko’s Mexico, Inc.	Delaware
		1.	Soluciones Integrales K, S. de R.L. de C.V.	Mexico
		2.	FedEx Kinko’s de Mexico, S. de R.L. de C.V.	Mexico
		D.	Kinko’s Corporate Document Solutions B.V.	Netherlands
		E.	Kinko’s Cayman Limited	Cayman Islands
		F.	Beijing Stone Kinko’s Electronic Office Technology Co., Ltd.	People’s Republic of China
		G.	Shenzhen Kinko’s Pacific Copy Services Company, Ltd.	People’s Republic of China
		H.	FedEx Kinko’s Limited	United Kingdom
		I.	FedEx Kinko’s Canada Limited	Canada
		J.	FedEx Kinko’s Korea Ltd.	Korea
		K.	FedEx Kinko’s Japan Co., Ltd.	Japan
	III.	FedEx Kinko’s International (Australia), Pty Ltd.		Australia
	IV.	Kinko’s Ventures, Inc.		Delaware
	V.	FedEx Kinko’s Business Stationery Print System, Inc.		Washington
		A.	Howard Press, Inc.	New Jersey
		B.	Image Press, Inc.	California